                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      HERITAGE CAPITAL APPRECIATION TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      HERITAGE CAPITAL APPRECIATION TRUST

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS
                               FEBRUARY 28, 1997

TO THE SHAREHOLDERS:

     A special meeting of the holders of shares of beneficial interest of Heritage Capital Appreciation Trust ("Trust") will be held on February 28, 1997 at 8:45 a.m., Eastern standard time, at the offices of Heritage Asset Management, Inc., at 100 Carillon Parkway, Suite 280, St. Petersburg, Florida 33716, for the following purposes:

          (1) To approve a Subadvisory Agreement between Heritage Asset Management Inc. and Liberty Investment Management, a division of Goldman Sachs Asset Management, with respect to the Trust;

          (2) To ratify the selection of Price Waterhouse LLP as the Trust's independent public accountants for the fiscal year ending August 31, 1997; and

          (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     You will be entitled to vote at the meeting and any adjournments thereof if you owned shares of the Trust at the close of business on January 7, 1997. If you attend the meeting, you may vote your shares in person. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                          By Order of the Board of Trustees,

                                          CLIFFORD J. ALEXANDER
                                          Secretary

January 14, 1997
880 Carillon Parkway
St. Petersburg, Florida 33716

                             YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN

     Please indicate your voting instructions on the enclosed proxy form, date and sign the form, and return the form in the envelope provided. If you sign, date and return the proxy form but give no voting instructions, your shares will be voted "FOR" the proposals noticed above. In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing your proxy card promptly. Unless proxy cards submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy card, they will not be voted.

                      HERITAGE CAPITAL APPRECIATION TRUST

              880 CARILLON PARKWAY, ST. PETERSBURG, FLORIDA 33716

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

        SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 28, 1997

     This is a proxy statement for Heritage Capital Appreciation Trust ("Trust") in connection with the solicitation of proxies made by, and on behalf of, the Trust's board of Trustees ("Trustees") to be used at the special meeting of shareholders of the Trust and at any adjournments thereof ("Meeting"). This proxy statement will be mailed to shareholders on or about January 14, 1997.

     A majority of the shares of beneficial interest of the Trust ("Shares") outstanding on January 7, 1997 ("Record Date"), represented in person or by proxy, must be present to constitute a quorum for the transaction of business at the Meeting. Only holders of Shares as of this date are entitled to notice of and to vote at the Meeting. In the absence of a quorum or in the event that a quorum is present at the Meeting but votes sufficient to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment, and will vote those proxies required to be voted AGAINST any such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as Shares present for purposes of determining whether a quorum is present, but will not be voted for or against any adjournment. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against the proposal where the required vote is a percentage of the Shares present. Abstentions and broker non-votes will not be counted, however, as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal.

     The individuals named as proxies in the enclosed proxy card will vote in accordance with your directions as indicated thereon if your proxy card is received properly executed. If you sign, date and return the proxy card, but give no voting instructions, your Shares will be voted in favor of the proposals described in this proxy statement. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Meeting. Your proxy card may be revoked by giving another proxy, by letter or telegram revoking your proxy if received by the Trust prior to the Meeting, or by appearing and voting at the Meeting.

     In addition to soliciting proxies by mail, the employees of Heritage may call shareholders to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly.

Shareholders will be called at the phone number Heritage has in its records for their accounts and will be asked for their social security number or other identifying information. Shareholders then will be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that shareholders' instructions have been recorded correctly, shareholders will receive a confirmation of their instructions in the mail. A toll-free phone number will be available in case the information contained in the confirmation is incorrect.

     As of the Record Date, the Trust had 4,912,036 Shares issued and outstanding. No person owns beneficially 5% or more of the Trust's outstanding Shares. All costs associated with the Meeting, including the solicitation of proxies, will be borne by Liberty Investment Management, a division of Goldman Sachs Asset Management ("GSAM"). Solicitations will be made primarily by mail but also may include telephone communications by regular employees of Heritage Asset Management, Inc. ("Heritage"), the Trust's investment adviser and administrator, who will not receive any compensation therefor from the Trust. Each full Share is entitled to one vote, and each fractional Share is entitled to a proportionate share of one vote. You may obtain a copy of the Trust's most recent annual report to shareholders, free of charge, by writing to Heritage at 880 Carillon Parkway, St. Petersburg, Florida 33716 or by calling 1-800-421-4184.

               PROPOSAL 1. APPROVAL OF THE SUBADVISORY AGREEMENT

     The Trustees and Heritage propose that the Liberty Investment Management Division of GSAM ("GSAM-Liberty") be appointed as a subadviser to the Trust. GSAM is a separate operating division of Goldman, Sachs & Co. ("Goldman"). If this appointment is approved by shareholders, Heritage will terminate the current subadvisory agreement with Liberty Investment Management, Inc. ("Liberty") dated October 27, 1994 ("Liberty Agreement"). In addition, GSAM-Liberty would replace Liberty as the second subadviser to the Trust. Eagle Asset Management, Inc. ("Eagle") is the other investment subadviser to the Trust and has served as such since the Trust's inception pursuant to a subadvisory agreement between Heritage and Eagle dated November 22, 1985 ("Eagle Agreement").

     The proposed appointment of GSAM-Liberty is based primarily on the desire of Trustees to have Herbert E. Ehlers ("Ehlers") continue serving as portfolio manager of the Trust. Ehlers has served in this capacity since the Trust's inception and is responsible for its day-to-day portfolio management. Ehlers serves as the sole director, Chief Executive Officer and Chief Investment Officer of Liberty. On January 2, 1997, Goldman acquired a majority of the assets of Liberty, including employment agreements for Ehlers and other key employees. Pending certain actions, including the shareholders' decision as to whether to appoint GSAM-Liberty as the Trust's subadviser, Ehlers remains an employee of Liberty, and will continue to serve as the Trust's portfolio manager. However, it is expected that he will terminate his relationship with Liberty at some time in 1997 and it is anticipated that Liberty will be dissolved.

     If GSAM-Liberty is approved as subadviser, Heritage will have discretion to allocate the assets of the Trust among Eagle and GSAM-Liberty, subject to the oversight of the Trustees. Heritage initially intends to allocate all of the Trust's assets to GSAM-Liberty. The proportion of assets allocated to each subadviser will be reviewed periodically by Heritage. If shareholders approve GSAM-Liberty's appointment as subadviser, then GSAM-Liberty will provide substantially similar portfolio management services as Liberty has provided, will employ the same portfolio manager, and will receive the same subadvisory fee from Heritage that Liberty currently receives.

     At a meeting on November 18, 1996, the Trustees determined that it would be in the Trust's best interest to continue to retain Ehlers' services by appointing GSAM-Liberty as an investment subadviser to the Trust.

In making this decision, the Trustees considered, among other factors, continuity in the Trust's investment strategy and style, Ehlers' specialized experience and success as a growth equity portfolio manager, his experience and track record to date as the Trust's portfolio manager, the other personnel employed by GSAM-Liberty who would continue to assist in portfolio management activities, and other portfolio management alternatives available to the Trust.

     Accordingly, at their meeting, the Trustees who were present unanimously approved proposals that (1) GSAM-Liberty be appointed as an investment subadviser to the Trust under substantially the same terms and conditions as set forth in the Liberty Agreement, (2) the Trust enter into the proposed subadvisory agreement between Heritage and GSAM-Liberty ("Goldman Agreement"), subject to shareholder approval, and (3) the Goldman Agreement be submitted for shareholder approval. These decisions included the unanimous approval of all Trustees who were present who are not "interested persons" of the Trust, Heritage, Liberty or Goldman as that term is defined in the Investment Company Act of 1940 ("Independent Trustees").

DESCRIPTION OF THE SUBADVISORY AGREEMENT

     Under the Goldman Agreement, GSAM-Liberty will manage the Trust's investments and will be responsible for placing all orders for the purchase and sale of portfolio securities, subject to the supervision of the Trustees and Heritage. As compensation for GSAM-Liberty's services and for expenses borne by GSAM-Liberty under the Agreement, GSAM-Liberty will be paid monthly by Heritage (not by the Trust) at an annual rate equal to .25% of the Trust's average daily net assets subject to its investment discretion. This is the same fee schedule that exists under the Liberty Agreement.

     The Goldman Agreement provides that GSAM-Liberty will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of the Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Subadvisory Agreement.

     If approved by shareholders, the Goldman Agreement would be executed promptly by Heritage and GSAM-Liberty. Unless sooner terminated, it would remain in effect for one year following its effective date and would continue automatically for successive annual periods, provided that it is specifically approved at least annually (1) by a vote of a majority of the Independent Trustees and (2) by a majority of all Trustees or by a vote of a majority of the outstanding Shares of the Trust. The Trust may terminate the proposed Goldman Agreement by a vote of a majority of its Trustees or a majority of its outstanding voting securities on 60 days' written notice to Heritage or GSAM-Liberty. Heritage may at any time terminate that agreement upon 60 days' written notice to Goldman. Goldman may at any time terminate that agreement upon 90 days' written notice to Heritage. That agreement automatically will terminate without penalty in the event of assignment or termination of the Trust's Investment Advisory and Administration Agreement.

INFORMATION CONCERNING GOLDMAN SACHS

     GSAM is a separate operating division of Goldman and has its principal business address at One New York Plaza, New York, New York 10004. Goldman is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. As of November 30, 1996, GSAM and its affiliates served as an investment adviser and/or administrator to 59 investment companies with aggregate assets in excess of $39.2 billion. Goldman serves as investment adviser to the following investment companies with a similar investment strategy (Goldman's annual rate of compensation as a percentage of average daily net assets is included in parenthesis):

        - EAI Select Managers Equity Fund (0.375%)
        - Managers Special Equity Fund (0.500%)
        - Diversified Investors Special Equity Fund (0.500%)

     Goldman is a worldwide investment banking firm and has its principal business address at 85 Broad Street, New York, New York 10004. The principal executive officers of Goldman are Jon S. Corzine and Henry M. Paulson. The principal occupation of Messrs. Corzine and Paulson is the management of Goldman. The general partners of Goldman are The Goldman Sachs Group, L.P. (a Delaware limited partnership) ("GSGLP") and The Goldman, Sachs & Co. L.L.C. (a Delaware limited liability company) ("GSCLLC"). The principal business address of the executive officers and general partners of Goldman is 85 Broad Street, New York, New York 10004. The Goldman Sachs Corporation ("GSC") is the parent company of both GSGLP and GSCLLC.

RECOMMENDATION OF THE BOARD OF TRUSTEES

     In order for the Trust to benefit from having access to a premier financial services organization and its extensive resources, and to assure the long-term stability of the Trust's investment team and preserve the continuity of Liberty's investment philosophy and process, the Trustees decided to appoint GSAM-Liberty as a subadviser to the Trust and they recommend that shareholders approve the proposed Goldman Agreement. In approving the Goldman Agreement, the Board analyzed the factors discussed above and other factors that would affect positively or negatively the provision of portfolio management services.

     If Proposal 1 is not approved by shareholders, Heritage will continue as the Trust's investment adviser and investment discretion with respect to 100% of the Trust's assets will continue to be allocated to Liberty, as subadviser. The Trustees would then consider whether any other arrangements for the provision of investment subadvisory services are appropriate and in the best interests of the Trust's shareholders.

VOTE REQUIRED

     Approval of Proposal 1 requires the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Trust present at the Meeting, if the holders of more than 50% of the outstanding Trust Shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Trust entitled to vote at the Meeting.

                   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU
                             VOTE "FOR" PROPOSAL 1.

              PROPOSAL 2. RATIFICATION OF SELECTION OF ACCOUNTANTS

     The Independent Trustees have selected Price Waterhouse LLP as independent public accountants for the Trust for the fiscal year ending August 31, 1997. During 1996, the Independent Trustees accepted the resignation of Coopers & Lybrand L.L.P. and appointed Price Waterhouse LLP as the Trust's independent public accountants. Coopers & Lybrand L.L.P.'s reports for the last two years did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. No disagreement occurred between Coopers & Lybrand L.L.P. and the Trust during the last two years with respect to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Trust's financial statements for the fiscal year ended August 31, 1996 were audited by Price Waterhouse LLP. Price Waterhouse LLP has informed the Trust that it has no material direct or indirect financial interest in the Trust. Representatives of Price Waterhouse LLP are not expected to be present at the Meeting but have been given the opportunity to make a statement if they so desire, and will be available should any matter arise requiring their presence.

VOTE REQUIRED

     The affirmative vote of at least a majority of the Shares of the Trust present, in person or by proxy, is required for ratification.

                   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU
                             VOTE "FOR" PROPOSAL 2.

                          INFORMATION ABOUT THE TRUST

CURRENT ADVISORY ARRANGEMENTS

     Heritage is a Florida corporation organized in 1985 and registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Heritage serves as investment adviser and administrator to the Trust pursuant to an Investment Advisory and Administration Agreement dated November 22, 1985, as amended on November 19, 1996 to reduce the advisory fee rate ("Advisory Agreement"). The Advisory Agreement was approved by the Trust's sole initial shareholder on November 13, 1985, and its continuance was last approved by shareholders on June 19, 1989. Liberty serves as a subadviser pursuant to the Liberty Agreement. Eagle has been an investment subadviser to the Trust since the Trust's inception pursuant to the Eagle Agreement.

     All of the capital stock of Heritage is owned by Raymond James Financial, Inc. ("RJF"). RJF is the parent company of, among other companies, Eagle and Heritage. Thomas A. James, a Trustee of the Trust, by virtue of his direct or indirect ownership of RJF, owns beneficially more than 10% of Heritage. RJF, through its subsidiaries, is engaged primarily in providing customers with a wide variety of financial services in connection with securities, limited partnerships, options, investment banking and related fields. Heritage also serves as investment adviser and manager to five other investment companies which, together with the Trust, had aggregate assets of approximately $2.6 billion as of November 30, 1996.

     The principal address of Heritage, RJF, Thomas A. James and each of Heritage's directors and principal executive officer is 880 Carillon Parkway, St. Petersburg, Florida 33716. The directors and principal executive officer of Heritage are: Jeffrey P. Julien, Director; Richard K. Riess, Director; and Stephen G. Hill, Director, President and Chief Executive Officer.

     Under the Advisory Agreement, and subject to the supervision of the Trustees, Heritage has agreed, among other duties, to provide a continuous investment program for the Trust's portfolio, supervise all aspects of the Trust's operation and hold itself available to respond to shareholder inquiries. The Advisory Agreement expressly permits advisory services to be delegated to and performed by a subadviser. Under the Advisory Agreement, the Trust bears all of its expenses not specifically assumed by Heritage incurred in its operation and the offering of shares.

     For services provided under the Advisory Agreement, the Trust pays Heritage an annualized advisory fee, computed daily and paid monthly, of 0.75% of the Trust's average daily net assets. (Prior to November 19, 1996 the advisory fee was 1.00%, although Heritage waived the first .25% of the fee.) During any period that expenses exceed 1.60% and 2.35% of average daily net assets of Class A and Class C shares of the Trust, respectively, Heritage will waive management fees to limit Trust expenses. During the fiscal year ended August 31, 1996, the Trust paid (or accrued) to Heritage fees of approximately $552,000 (net of fees waived in the amount of approximately $184,000).

     The Advisory Agreement provides that Heritage will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matter to which the Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties thereunder.

     Under the Liberty Agreement, Liberty manages the Trust's investments and is responsible for placing all orders for the purchase and sale of portfolio securities, subject to the supervision of the Trustees and Heritage. As compensation for Liberty's services and for expenses borne by Liberty under the Liberty Agreement, Heritage, and not the Trust, pays Liberty a monthly subadvisory fee at an annual rate equal to 0.25% of the Trust's average daily net assets allocated to Liberty by Heritage. During the fiscal year ended August 31, 1996, Heritage paid to Liberty fees of approximately $184,000.

     The Liberty Agreement provides that Liberty will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of the Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Subadvisory Agreement.

     Ehlers is the sole director, Chief Executive Officer and Chief Investment Officer of Liberty. He also owns all of the outstanding capital stock issued by Liberty. Lincoln Kinnicutt is Liberty's President and Chief Operating Officer. The address of Liberty and each of these persons is 2502 Rocky Point Drive, Suite 500, Tampa, Florida 33607.

RELATED-PARTY TRANSACTIONS

     For the fiscal year ended August 31, 1996, the Trust paid Rule 12b-1 distribution fees in the amount of approximately $354,904 to Raymond James & Associates, Inc. ("Raymond James"), an affiliated broker-dealer and the Trust's principal underwriter. The Trust also paid transfer agency fees to Heritage for the fiscal year ended August 31, 1996 in the amount of approximately $45,516. In addition, the Trust paid approxi-mately $36,261 to Heritage for fund accounting services for the fiscal year ended August 31, 1996. Once the proposed agreement is approved, Raymond James and Heritage intend to continue to provide these services.

TRUSTEES AND OFFICERS

     Trustees and officers of the Trust who also are employed by Heritage, Liberty or Eagle are:

     THOMAS A. JAMES, Chairman of the Board and Trustee. Mr. James serves as Chairman of Eagle.

     RICHARD K. RIESS, Trustee. Mr. Riess is a director and the President and Chief Executive Officer of Eagle and a director of Heritage.

     STEPHEN G. HILL, President. Mr. Hill is a director and the Chief Executive Officer and President of Heritage and a director of Eagle.

     DONALD H. GLASSMAN, Treasurer.  Mr. Glassman is Treasurer of Heritage.

     PATRICIA SCHNEIDER, Assistant Secretary. Ms. Schneider is the Compliance Administrator of Heritage.

                             SHAREHOLDER PROPOSALS

     As a general matter, the Trust does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Trust's shareholders should send such proposals to the Trust at 880 Carillon Parkway, St. Petersburg, Florida 33716, so as to be received a reasonable time before the proxy solicitation for that meeting is made.

     Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Trust's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

                                 OTHER BUSINESS

     Management knows of no business to be presented to the Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interests of the Trust.

                                          By the order of the Board of Trustees,

                                          CLIFFORD J. ALEXANDER
                                          Secretary

January 14, 1997

        IT IS IMPORTANT THAT YOU EXECUTE AND RETURN YOUR PROXY PROMPTLY.

                                                                        APPENDIX

             [LETTERHEAD] HERITAGE CAPITAL APPRECIATION TRUST(TM)


January 14, 1997


Dear Fellow Shareholder:

The enclosed proxy materials relate to a special meeting of the shareholders of the Heritage Capital Appreciation Trust ("Trust") to be held on February 28, 1997. The purpose of this meeting is to seek shareholder approval of a Subadvisory Agreement under which Liberty Investment Management ("GSAM-Liberty"), a division of Goldman Sachs Asset Management ("GSAM") would become the Trust's investment subadviser. GSAM is a separate operating division of Goldman Sachs & Co. ("Goldman"). Under the proposed agreement, GSAM-Liberty would be compensated by Heritage Asset Management, Inc. ("Heritage"), the Trust's investment adviser, and not by the Trust. The subadvisory fee arrangement between GSAM-Liberty and Heritage is identical to the current arrangement between Liberty Investment Management, Inc. and Heritage. The primary purpose of this change is to enable the Trust to continue utilizing as portfolio manager Herbert E. Ehlers who, effective January 2, 1997, became a Managing Director of Goldman.

Heritage has recommended, and the Trust's Board of Trustees has approved, the appointment of GSAM-Liberty as subadviser to the Trust. Goldman, an investment management firm that provides investment advisory services to institutional clients, including employee benefit plans, endowments, foundations, other tax-exempt funds and registered investment companies, currently has assets under management of over $90 billion.

Please take the time to review the enclosed proxy statement and vote your shares today by signing and returning the proxy ballot below. Your prompt attention to this matter is appreciated.

Very truly yours,

/s/ Stephen G. Hill

Stephen G. Hill
President
Heritage Capital Appreciation Trust

--------------------------------------------------------------------------------

The undersigned hereby appoints as proxies Stephen G. Hill, K.C. Clark and Donald H. Glassman, each with the power of substitution, to vote for the shares of beneficial interest of the undersigned at the aforementioned meeting and any adjournment thereof with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO INDICATE AUTHORITY TO VOTE "FOR" ALL PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.
Please vote by placing an "X" in the appropriate space below, date and sign this proxy. Return it in the enclosed prepaid envelope.

  The Board of Trustees recommends a vote "FOR":

    1. Approval of the proposed Subadvisory Agreement between Heritage Asset Management, Inc. and the Liberty Investment Management Division of Goldman Sachs Asset Management with respect to the Heritage Capital Appreciation Trust.
        FOR_____  AGAINST_____  ABSTAIN_____

    2. Ratification of Price Waterhouse, LLP as independent accountants of the Trust for the fiscal year ending August 31, 1997.
        FOR_____  AGAINST_____  ABSTAIN_____

If shares are held jointly, each shareholder named should sign; if only one signs, his/her signature will be binding. If the shareholder is a corporation, the President or Vice President should sign his/her own name, indicating title. If the shareholder is a partnership, a partner should sign in his/her own name, indicating that he/she is a "Partner."


                       ________________________________________________________
                       Signature


                       ________________________________________________________
                       Signature


                       ________________________________________________________
                       Date


HERITAGE CAPITAL APPRECIATION TR CLASS A
B0003311   00004488314         325,668